Exhibit 10.3

CONVERSION AND EXCHANGE AGREEMENT

THIS CONVERSION AND EXCHANGE AGREEMENT, dated as of January 24, 2013 (this “Agreement”) is entered into by and among National Holdings Corporation, a Delaware corporation (the “Company”), and the undersigned holders of the Company’s Series D Preferred Stock (the “Holders”).

WITNESSETH

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of September 29, 2010, the Company sold units comprised of (i) an aggregate of up to 100,000 shares of Series D preferred stock, par value $0.01 per share (the “Series D Preferred Stock”), convertible into shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”), and (ii) warrants exercisable for shares of Common Stock to the Holders; and

WHEREAS, each Holder desires to (i) convert all of Such Holder’s Series D Preferred Stock in accordance with the terms of the Certificate of Designation, Preferences and Rights for the Series D Preferred Stock, dated September 29, 2010 (the “Certificate of Designation”) and (ii) exchange all of such Holder’s Warrants for shares of Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1.   On the Closing Date (as hereinafter defined), each Holder agrees to:

(a) convert such Holder’s shares of Series D Preferred Stock, effective as of the Closing Date, in full in accordance with the terms and conditions of the Certificate of Designation, and as set forth in Exhibit A attached hereto (the “Series D Preferred Stock  Conversion”); such Holder’s rights with respect to the Series D Preferred Stock will terminate on the Closing Date immediately following the Series D Preferred Stock Conversion; and

(b) to execute the Warrant Exchange Agreement attached hereto and surrender to the Company for exchange, all of such Holder’s Warrants, together with all appropriate endorsements and instruments of transfer, and, in exchange therefor, the Company shall issue to the Holder the number of shares of Common Stock as set forth on Schedule A to such Warrant Exchange Agreement (the “Warrant Exchange”, and together with the Series D Preferred Stock Conversion, the “Transactions”); such Holder’s rights under the Warrants shall be extinguished and be of no further force and effect immediately following the Warrant Exchange.

2.   The consummation of the Transactions are referred to in this Agreement as the “Closing.” The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and the Holder) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 8 and 9 below at the offices of Troutman Sanders LLP, 405 Lexington Avenue, New York, New York 10174 or such other location as is mutually agreed by the Company and the Holder.

3.   Each Holder hereby represents and warrants that as of the date hereof:

(a) such Holder acknowledges and agrees to the terms and conditions of the Transactions as provided for herein;

(b) if such Holder is a natural person, the execution, delivery and performance by such person of this Agreement are within such person’s legal right, power and capacity, require no action by or in respect of or filing with, any governmental body, agency, or official and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument to which such person is a party or by which such person or any of such person’s properties are bound. The signature on the signature page of this Agreement is genuine, and such Holder has legal competence and capacity to execute the same, and this Agreement constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms;

(c) if such Holder is a corporation, limited liability company, trust, partnership or other entity, it is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(d) if such Holder is a corporation, limited liability company, trust, partnership or other entity, it has the requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Holder or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Holder and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Holder enforceable against such Holder in accordance with the terms hereof;

(e) the execution, delivery and performance of this Agreement and the consummation by such Holder of the transactions contemplated hereby or relating hereto do not and will not (i) if such Holder is a corporation, limited liability company, trust, partnership or other entity, result in a violation of such Holder’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Holder is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Holder or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Holder). Such Holder is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement;

(f) such Holder is acquiring the Common Stock solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Each Holder does not have a present intention to sell the Common Stock, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Common Stock to or through any person or entity. Each Holder acknowledges that it is able to bear the financial risks associated with an investment in the Common Stock and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company;

(g) such Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such Holder is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such Holder is not a broker-dealer;

(h) such Holder understands that the Common Stock must be held indefinitely unless such Common Stock is registered under the Securities Act or an exemption from registration is available. Such Holder acknowledges that such Holder is familiar with Rule 144, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances;

(i) such Holder understands that the Common Stock is being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the applicability of such exemptions and the suitability of such Holder to acquire the Common Stock; and

(j) such Holder has not agreed to act with any other Holder for the purpose of acquiring, holding, voting or disposing of the Common Stock acquired hereunder for purposes of Section 13(d) under the Exchange Act, and each Holder is acting independently with respect to its investment in the Common Stock.

4.   Each Holder hereby agrees to indemnify and hold harmless the Company, its officers, directors, successors and assigns, and any person now or hereafter acting as the Company’s transfer agent or acting in any similar capacity, from and against any and all liability, loss, damage and expense in connection with, or arising out of such person’s actions in accordance with the terms of this Agreement.

5.   The Company hereby represents and warrants that as of the date hereof:

(a) it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

(b) it has the requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors is required. This Agreement has been duly authorized, executed and delivered by the Company and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with the terms hereof; and

(c) the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Company’s organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Company is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Company or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Company). The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement; and

6.   The Holder hereby covenants that:

(a) between the date hereof and the Closing Date, the Holder shall not take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Holder set forth in this Agreement becoming untrue; and

(b) the Holder will, between the date hereof and the Closing Date, maintain its existence and good standing in its jurisdiction of organization and in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, and that it will not amend or modify its organizational documents.

7.   The Company hereby covenants that between the date hereof and the Closing Date, the Company shall not take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue.

8.   The obligations of the Company to the Holders hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holders with prior written notice thereof:

(a) each Holder shall have duly executed this Agreement and delivered the same to the Company;

(b) each Holder shall have delivered its Notice of Conversion and Series D Preferred Stock certificate(s) to the Company;

(c) each Holder shall have delivered its Warrant certificate(s) (or a properly completed Affidavit of Lost, Stolen or Destroyed Securities) to the Company; and

(d) the Company’s board of directors shall have duly authorized the Transactions.

9.   The obligations of each Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holders’ sole benefit and may be waived by the Holders’ at any time in their sole discretion by providing the Company with prior written notice thereof:

(a) the Company shall have duly executed and delivered this Agreement to the Holders;

(b) the Company shall have duly executed and delivered to the Holders certificates representing the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and exchange of the Warrants; and

(c) the Company shall have raised at least $5 million through the sale of common stock at a purchase price no less than thirty cents ($.30) per share in a private placement transaction by March 31, 2013.

10.   Miscellaneous.

(a) This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles.

(b) The Company and the Holders agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement;

(c) This Agreement constitutes the entire agreement between the parties regarding the subject transaction, superseding any prior agreements or understandings between them, and shall be binding upon the Holder and each Holder’s permitted assigns upon the delivery by the Company to any such Holder who has executed this Agreement the Company’s counterpart signature page hereto and shall inure to the benefit of the Company and its successors and assigns.

(d) This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived;

This Agreement may be executed in several counterparts, including by way of facsimile or electronic transmission, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement is accepted as of the date first written above.

“Company” NATIONAL HOLDINGS CORPORATION

By:	/s/ Mark Goldwasser
Name: Mark Goldwasser Title: CEO

“Holders” OPUS POINT PARTNERS, LLC

By:	/s/ Michael S. Weiss
Name: Michael S. Weiss Title: Manager

LINDSAY ROSENWALD

By:	/s/ Linday Rosenwald
Name: Linday Rosenwald Title:

OPUS POINT HEALTHCARE (LOW NET) FUND, L.P.

By:	/s/ Michael S. Weiss
Name: Michael S. Weiss Title: Manager of GP

OPUS POINT HEALTHCARE VALUE FUND, L.P.

By:	/s/ Michael S. Weiss
Name: Michael S. Weiss Title: Manager of GP

RIVKI ROSENWALD

By:	/s/ Rivki Rosenwald
Name: Rivki Rosenwald Title:

LINDEN GROWTH PARTNERS MASTER FUND, L.P.

By:
Name: Title:

Exhibit A

Holder	Number of Shares of Series D Preferred Stock	Number of Shares of Common Stock Received on Conversion
Opus Point Partners, LLC	24,900	2,490,000
Lindsay Rosenwald	2,500	250,000
Opus Point Healthcare Innovations Fund, L.P	6,000	600,000
Opus Point Healthcare (Low Net) Fund, L.P	2,600	260,000
Opus Point Healthcare Value Fund, L.P	1,500	150,000
Linden Growth Partners Master Fund, L.P.	20,000	2,000,000
Riviki Rosenwald	2,500	250,000